STATE OF NEVADA

ROSS MILLER
Secretary of State	Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
SCOTT W. ANDERSON	Telephone (775) 684-5708
Deputy Secretary	Fax (775) 684-7138
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

INCORP SERVICE, INC	Job:C20100407-0135
April 7, 2010
NV

Special Handling Instructions:
FSC VIA EMAIL SAE 04/07/10

Charges
Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20100220927-95	4/6/2010 2:13:46 PM	1	$175.00	$175.00
24 Hour Expedite	20100220927-95	4/6/2010 2:13:46 PM	1	$125.00	$125.00
Total					$300.00

Payments
Type	Description	Amount
Billed	750915	$300.00
Total		$300.00
		Credit Balance: $0.00

Job Contents:
File Stamped Copy(s):	1
Corp Charter(s):	1
ILO-ALO Profit(s):	1

INCORP SERVICE, INC

NV

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100220927-95
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/06/2010 2:13 PM
	Entity Number E0155692010-3

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Future Energy, Corp.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: InCorp Services, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address, City, Nevada, Zip Code Mailing Address (if different from street address), City, Nevada, Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 — Par value per share: $ .001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) George Paquet (Name) 375 N. Stephanie St. · Suite 1411 (Street Address), Henderson (City), NV (State), 89014-8909 (Zip Code) 2) (Name) 375 N. Stephanie St. · Suite 1411 (Street Address), Henderson (City), NV (State), 89014-8909 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any Legal Purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Doug Ansell on behalf of InCorp Services, Inc. (Name) X [signature] (Incorporator Signature) 375 N. Stephanie St. · Suite 1411 (Address), Henderson (City), NV (State), 89014-8909 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) — April 6, 2010 (Date)

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised on 7-1-08

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **FUTURE ENERGY, CORP.**, did on April 6, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 7, 2010.

ROSS MILLER
Secretary of State

Certified By: Sandy Edwards
Certificate Number: C20100407-0135
You may verify this certificate
online at **http://www.nvsos.gov/**